Exhibit 23.3

                [Letterhead of Perreault, Wolman, Grzywacz & Co.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our audit report dated August 31, 2001 in the Form SB-2/A of Anagram Plus, Inc. and Prodijeux Inc. for the period ended June 30, 2001.


/s/ Perreault, Wolman, Grzywacz & Co.

Perreault, Wolman, Grzywacz & Co.

Montreal, Quebec
October 11, 2001.